UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 23, 2013

CAMBIUM LEARNING GROUP, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34575	27-0587428
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17855 North Dallas Parkway, Suite 400, Dallas, Texas		75287
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-932-9500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 23, 2013, LAZEL, Inc., a wholly owned subsidiary of Cambium Learning Group, Inc. (the "Company"), signed a definitive agreement ("the Agreement") to purchase certain assets of Headsprout from Mimio, LLC, which was previously acquired by Skyview Capital LLC in July 2013. The purchase price is $4.0 million, of which $3.6 million is expected to be paid in January 2014. The remaining $0.4 million cash purchase price will be paid 18 months after the closing date subject to the holdback provisions of the Agreement. The purchased assets will be included in the Company’s Learning A-Z reporting segment.

Founded in 1999 and based in Seattle, WA, Mimio acquired Headsprout in 2011. Headsprout has patented and award-winning adaptive software titles, including MimioReading™ and MimioSprout™ Early Reading. The MimioReading software suite's advanced design uses both individualized, adaptive reading instruction and whole-group reading lessons for interactive whiteboards to improve reading performance. Research-based, the software has earned industry-wide respect for its effort in improving reading skills for students in grades PreK-8. Currently used in thousands of classrooms, learning labs, and homes, Headsprout will become part of Learning A-Z's larger reading offering and marketed and sold as Headsprout Early Reading and Headsprout Reading Comprehension.

The Company believes the acquisition will be beneficial as it will increase its digital subscription product offerings and the purchased assets add proven, student-facing phonics and comprehension resources to its Learning A-Z segment. Due to the timing of the transaction and future integration activities, the acquisition is not expected to be accretive to the Company’s net income in 2013 or 2014.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 - Asset Purchase Agreement Between Mimio, LLC and LAZEL, Inc. dated December 23, 2013.

99.1 - Press Release, dated December 23, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBIUM LEARNING GROUP, INC.

December 30, 2013	By:	/s/ Barbara Benson

Name: Barbara Benson
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Asset Purchase Agreement Between Mimio, LLC and LAZEL, Inc. dated December 23, 2013.
99.1	Press Release, dated December 23, 2013.